UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 11, 2007

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WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 6, 2007, Wilshire State Bank, the principal banking subsidiary of Wilshire Bancorp, Inc. (“Company”), announced the consummation of the purchase of a full service branch at 215 Main Street, Fort Lee, New Jersey, pursuant to a branch purchase and deposit assumption agreement entered into with Royal Bank America, a wholly-owned subsidiary of Royal Bancshares of Pennsylvania, Inc., for the purchase of approximately $5.8 million in deposits and the assumption of certain branch-related liabilities. On the same date, Wilshire State Bank opened a new branch at 210-16 Northern Boulevard, Bayside, New York.

The Company issued a press release regarding the consummation of the branch purchase, attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 99.1	Press Release, dated July 11, 2007, titled, “Wilshire Bancorp Subsidiary Purchases Full Service Branch in Fort Lee, New Jersey and Establishes a New Branch in Bayside, New York.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wilshire Bancorp, Inc.
(Registrant)

Date: July 11, 2007	By:	/s/ Brian E. Cho
Brian E. Cho, Chief Financial Officer